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                                                             EXHIBIT 10.01

                           TRADING ADVISORY AGREEMENT


          TRADING ADVISORY AGREEMENT (the "Agreement") dated as of the ____ day of _________, 1996, by and among JWH Global Portfolio Trust, a Delaware business trust (the "Trust"); CIS Investments, Inc., a Delaware corporation ("CISI" or "Managing Owner"), and John W. Henry & Company, Inc., a California corporation ("JWH" or "Advisor"), and agreed to as to Section 4 by Cargill Investor Services, Inc., a Delaware corporation.

                                   WITNESSETH:

          WHEREAS, the Trust has been organized primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, options on such futures contracts, and spot and forward contracts on currencies and precious metals (collectively "Commodity Interests"); and

          WHEREAS, the Managing Owner desires to utilize the services of professional commodity trading advisors in connection with the commodity trading activities of the Trust; and

          WHEREAS, the Trust proposes to make an initial public offering ("Offering") of units of beneficial interest in the Trust (the "Units") through Cargill Investor Services, Inc., an affiliate of CISI, and in connection therewith, the Trust has filed with the United States Securities and Exchange Commission (the "SEC"), pursuant to the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 to register the Units, and as part thereof a prospectus (which registration statement, together with all amendments and supplements thereto, shall be referred to herein as the "Registration Statement" and which prospectus together with all amendments and supplements thereto in the forms filed with the SEC pursuant to Rule 424 under the Act shall be referred to herein as the "Prospectus"); and

          WHEREAS, the Trust will prepare and file applications for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Managing Owner deems appropriate; and

          WHEREAS, the Advisor's present business includes the management of Commodity Interests trading accounts for its clients; and

          WHEREAS, the Advisor is registered as a commodity trading advisor under the Commodity Exchange Act, as amended ("CE Act"), and is a member of the National Futures Association ("NFA") as a commodity trading advisor and will maintain such registration and membership for the term of this Agreement; and

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          WHEREAS, the Trust and the Advisor desire to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services in connection with the conduct by the Trust of its Commodity Interest trading activities during the term of this Agreement;

          NOW, THEREFORE, the parties agree as follows:

          1. DUTIES OF THE ADVISOR. The Trust hereby appoints the Advisor as its exclusive attorney-in-fact to invest and reinvest in Commodity Interests the assets of the Trust which the Managing Owner allocates to the Advisor on the terms and conditions set forth herein. This limited power-of-attorney is a continuing power and shall continue in effect until terminated hereunder. To this end, the Advisor (i) agrees to act as the trading advisor employed by the Managing Owner on behalf of the Trust, and specifically, to exercise discretion with respect to the assets of the Trust under the Advisor's management upon the terms and conditions, and for the purposes, set forth in this Agreement and in the latest final Prospectus of the Trust relating to the offering of Units ("Prospectus"), and (ii) shall have sole authority and responsibility for directing the investment and reinvestment of the Trust's assets in Commodity Interests for the term of this Agreement pursuant to the Advisor's trading systems, methods and strategies, as set forth in the Prospectus. The Advisor shall initially employ its Financial and Metals Portfolio and Original Investment Program (together the "Trading Programs") for the Trust, with allocations being made equally between the Trading Programs at the commencement of trading by the Trust and at each monthly closing and with automatic rebalancing between the Trading Programs by the Advisor at each calendar quarter-end, as described in the Prospectus. At all times each Trading Program shall have an allocation of at least $2 million to meet the Advisor's minimum account sizes. The Managing Owner shall not have authority to reallocate assets without the advance written consent of the Advisor.

          To the extent that assets of the Trust are invested in United States Treasury bills or other investments approved by the Commodity Futures Trading Commission ("CFTC") for the investment of "customer" funds or are held in cash, the Managing Owner will have the responsibility for the management thereof in investments other than Commodity Interests. The Advisor will use its good faith best efforts in determining the investment and reinvestment of the Trust's assets in compliance with the Trust's trading policies and limitations, and in accordance with the Trading Programs, in each case as set forth in the Prospectus and, to the extent the Advisor is notified thereof and agrees thereto, in accordance with revisions to such trading policies and limitations made by the Managing Owner (using its good faith business judgment) in accordance with the terms of this Agreement and the Prospectus. In the event that the Managing Owner shall, in its sole discretion, determine that any trading instruction issued by the Advisor violates the Trust's trading policies or limitations, or for any other reason, is not in the best interests of the Trust, then the Managing Owner may override such trading instruction. Nothing herein shall be construed to prevent the Managing Owner from imposing any limitations on the trading activities of the Trust beyond those enumerated in the Prospectus if the Managing Owner determines (using its good faith business judgment) that such limitation(s) are necessary in the best interests of the Trust and the Advisor agrees to adhere to such limitations, following written notification thereof.

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          Should the Managing Owner, in its sole discretion, override any trading instructions issued by the Advisor for any reason other than a determination that the trading instructions issued by the Advisor violate the Trust's trading policies or limitations, the Managing Owner agrees that any trading profits or losses incurred on behalf of the Trust as a result of the actions of the Managing Owner to override the Advisor's trading instructions shall be for the account of the Trust and the Advisor shall incur no liability for such profits and losses.

          The Advisor agrees that in the event the Advisor determines to use a trading program other than or in addition to the Trading Programs set forth in the Prospectus in connection with its trading for the Trust, either in whole or in part, it may not do so unless it gives the Managing Owner prior written notice of its intention to utilize such different trading program and the Managing Owner consents thereto in writing. Similarly, no change in trading programs proposed by the Managing Owner may be implemented without the Advisor's prior written consent.

          The Advisor also agrees to give the Trust prior written notice of any proposed material change in the Trading Programs as set forth in the Prospectus, and agrees not to make any material change in a Trading Program (as applied to the Trust) without the prior express written approval of the Managing Owner, it being understood that the Advisor shall be free to institute non-material changes in a Trading Program (as applied to the Trust) without such prior written approval. Without limiting the generality of the foregoing, neither refinements to a Trading Program, nor the addition or deletion of Commodity Interests to or from a Trading Program, nor a change in the leverage of such Trading Program, shall be deemed a material change in the Trading Program, and prior approval of the Managing Owner shall not be required therefor, except as set forth in the next paragraph. The Advisor agrees that in the event it determines to trade speculatively or is now trading another commodity interest account pursuant to a trading program materially different from that utilized by the Advisor in its trading on behalf of the Trust other than those disclosed in the Advisor's current Disclosure Document, the Advisor will notify the Managing Owner and disclose such trading program to the Managing Owner upon reasonable request, subject to reasonable assurances of confidentiality, provided that in no event shall the Advisor hereby be required to disclose any trading approach on behalf of the Trust used solely in trading experimental accounts, and provided further that nothing contained in this Agreement shall require the Advisor to disclose what it deems to be proprietary or confidential information concerning any such trading program, or trading approach or technique.

          The Advisor shall provide the Trust and the Managing Owner with a complete list of Commodity Interests which it intends to trade on the Trust's behalf. All Commodity Interests other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States shall be listed on Appendix A to this Agreement. The addition of Commodity Interests (other than spot and forward contracts on foreign currencies) to the Trust's portfolio shall require prior written notice to the Trust and the Managing Owner and an amendment to Appendix A.

          All purchases and sales of Commodity Interests shall be for the account and risk of the Trust. The Managing Owner shall be responsible for informing the Advisor of the estimated dollar amounts of additions and redemptions at least three days before each month-end and the

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Advisor shall not have any liability for trading losses or lost profits arising out of any errors or delays related thereto.

          Neither the Advisor, nor its principals, employees, directors, officers, shareholders, or any person who controls or who is controlled by the Advisor, shall be liable to the Managing Owner, its officers, directors, shareholders or employees, or the Trust, its beneficial owners (the "Unitholders") or any of their successors or assigns under this Agreement, except by reason of acts or omissions in contravention of the express terms of this Agreement due to their bad faith, misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust, it being understood that, without limiting the Advisor's liability hereunder, trading profits or losses incurred on behalf of the Trust shall be for the account of the Trust and the Advisor shall not incur any liability for such profits or losses provided the Advisor would not otherwise be liable to the Trust under the terms hereof. Mr. John W. Henry shall have no liability to the Trust or the Managing Owner under this Agreement or in connection with the transactions contemplated in this Agreement except for fraud or misconduct by Mr. John W. Henry.

          The Advisor, each of its principals, employees, directors, officers, shareholders, and any person who controls and who is controlled by the Advisor, shall be indemnified by the Trust and the Managing Owner, jointly and severally, to the full extent permitted by law, against any losses, judgments, liabilities, expenses (including reasonable attorneys' fees) and claims, including settlements, incurred or sustained by the Advisor in connection with any acts or omissions of the Advisor relating to its management of Trust assets pursuant to this Agreement or arising out of or in connection with this Agreement or the Advisor's management of the Trust's assets, provided that there has been (i) no judicial determination that such liability was the result of negligence, misconduct, bad faith or a breach of this Agreement on the part of the Advisor and (ii) no judicial determination that the Advisor, its principals, employees, directors, officers, shareholders and each person controlling or controlled by the Advisor, did not act (or took no action) in good faith and in a manner reasonably believed by it and them to be in, or not opposed to, the best interests of the Trust. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, shall be made by the Trust only upon the opinion of independent counsel acceptable to the Trust and to the Advisor that the Advisor has met the applicable standard of conduct described above.

          Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the foregoing indemnitees may be paid by the Trust or the Managing Owner in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if not sustained, would entitle the indemnitees to indemnification pursuant to the preceding paragraph, and (ii) the Advisor undertakes to repay the advanced funds to the Trust and the Managing Owner in cases in which the foregoing indemnitees are not entitled to indemnification pursuant to the preceding paragraph. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Advisor and the Managing Owner shall be paid initially by the Managing Owner, subject to subsequent proportionate reimbursement by the Advisor in the event of an unfavorable determination with respect to the Advisor (e.g. if the Advisor is found to be x% liable, the Advisor shall reimburse the Trust or the Managing Owner x% of the expenses advanced by the Trust or the Managing Owner); provided, that

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such initial payment of expenses shall not be made by the Managing Owner on behalf of the Advisor if the Advisor elects to be represented by counsel of its own choice (except where the Advisor so elects because it has interest adverse -- a claim for indemnification shall not be considered adverse interest for this purpose -- to the Managing Owner and/or the Trust) or distinct issues of law or fact are involved and, provided further, that in the event of the initial payment of such expenses by the Managing Owner, the Managing Owner shall have the exclusive right to select counsel reasonably acceptable to the Advisor.

          2. OBLIGATIONS OF THE TRUST AND THE ADVISOR. The Trust, the Managing Owner and the Advisor (only with respect to making the disclosures regarding itself set forth in the immediately following sentence) respectively agree to cooperate and use their good faith best efforts in connection with (a) the preparation of the Registration Statement and the Prospectus; (b) the filing of the Registration Statement and the Prospectus with such governmental and self-regulatory authorities as the Managing Owner deems appropriate for the registration and sale of the Units and the taking of such other actions not inconsistent with this Agreement as the Managing Owner may determine to be necessary or advisable in order to make the proposed offer and sale of Units lawful in any jurisdiction; and (c) causing the Registration Statement to become effective under the 1933 Act and the securities or Blue Sky laws of such jurisdictions as the Managing Owner may deem appropriate. The Advisor agrees to make all necessary disclosures regarding itself, its officers and principals, trading techniques, trading programs (including the Trading Programs), trading performance, customer accounts (other than the names of customers, unless such disclosure is required by law or regulation) and otherwise as may be required, in the reasonable judgment of the Managing Owner, to be made in the Registration Statement and Prospectus and in such filings subject to the confidentiality provisions in the third paragraph of Section 3. No description of the Advisor may be distributed by the Managing Owner without the prior consent of the Advisor.

          The Advisor agrees to participate, at its own cost and expense, in "road show" and similar presentations in connection with the offering of the Units to the extent reasonably requested by the Managing Owner, on the following conditions: (i) the Advisor shall not be obligated to take any action which might require registration as a broker-dealer or investment adviser under any applicable federal or state law and (ii) the Advisor shall not be required to assist in "road show" or similar presentations to the extent that the Advisor reasonably believes that doing so would interfere with the Advisor's trading activities or be unlawful. The parties acknowledge that the Advisor has not been, either alone or in conjunction with the Managing Owner or its affiliates, an organizer or promoter of the Trust.

          The Trust may at any time withdraw the Registration Statement from the SEC or any other governmental or self-regulatory authority with which it is filed or otherwise terminate the Registration Statement or the offering of Units. Upon any such withdrawal or termination, or if the minimum number of Units required to be sold pursuant to the Prospectus is not sold, this Agreement shall terminate and, except for the payment of expenses as set forth in the immediately preceding paragraph and the indemnification provisions set forth in
Section 1 of this Agreement, neither the Trust nor the Managing Owner shall have any obligations to the Advisor with respect to this Agreement; nor shall the Advisor have any obligations to the Trust or the Managing Owner with respect to this Agreement.

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          3.  ADVISOR INDEPENDENCE.  The Advisor is and shall for all purposes herein be deemed to be an independent contractor with respect to the Trust and the Managing Owner, and shall, unless otherwise expressly authorized, have no authority to act for or to represent the Trust or the Managing Owner in any way or otherwise be deemed to be a general agent of the Trust or the Managing Owner.

          The Advisor may, in its discretion, purchase Units in the Trust.

          The Trust and the Managing Owner acknowledge that the Trading Programs, including the trading instructions, method and systems, of the Advisor are the confidential property of the Advisor. Nothing in this Agreement shall require the Advisor to disclose the confidential or proprietary details of the Trading Programs. The Trust and the Managing Owner further agree that they will keep confidential and will not disseminate the Advisor's trading advice to the Trust to any Unitholder or to any of the customers, employees, agents, officers or directors of the Trust's broker or any other party, except as, and to the extent, reasonably determined by the Managing Owner to be (i) necessary for the conduct of the business of the Trust, including the performance of brokerage services by the Trust's commodity broker(s), or (ii) required by law or regulation. All such information related to trading advice acquired by the Trust or the Managing Owner shall be used solely to monitor the Advisor's trading on behalf of the Trust.

          4. COMMODITY BROKER. All Commodity Interests trades for the account of the Trust shall be made through such commodity broker or brokers as the Managing Owner directs. The Advisors shall have authority to communicate all orders directly to such broker(s). The Advisor shall not have any authority or responsibility in selecting or supervising any broker for execution of Commodity Interests trades of the Trust or for negotiating commission rates to be charged therefor. At the present time it is contemplated that the Trust will execute all Commodity Interests trades through Cargill Investor Services, Inc. and that brokerage commissions payable by the Trust each month will equal 1/12 of 6.5% of the Trust's month-end assets (after deduction of the Advisor's Management Fee as of the end of each month except with respect to Units owned by Unitholders eligible for Special Brokerage Fee Rates as described in the Prospectus. The Advisor shall be notified in writing by the Managing Owner if any Commodity Interests trades for the account of the Trust are to be made through any futures commission merchant other than Cargill Investor Services, Inc. Notwithstanding the foregoing, the Advisor may place trading orders for the Trust with floor brokers selected by the Advisor; any trades so executed for the benefit of the Trust shall be "given-up" to such broker or brokers as the Managing Owner shall approve. Expenses of "give-ups" shall be borne by the Trust up to a maximum of $___ per round-turn on average or a reasonable amount mutually agreed to.

          The Advisor agrees that it shall not receive any commission, compensation, remuneration or payment whatsoever from any broker with whom the Trust carries any account by reason of the Trust's Commodity Interests transactions.

          5. FEES. In consideration of and in compensation for the performance of the Advisor's services under this Agreement, the Trust agrees that it will pay to the Advisor the following: (i) a monthly management fee (the "Management Fee") equal to 1/3 of 1% of the Trust's month-end Net Assets (as hereinafter defined, except that the calculation of Net Assets for the

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purpose of determining the Advisor's Management Fee shall be before deduction of any Management Fees, distributions, redemptions or Incentive Fee accrued or payable as of such month-end), and (ii) a quarterly incentive fee (the "Incentive Fee") of 15% of Trading Profits (as hereinafter defined).
Incentive Fee on Trading Profits shall accrue as of the close of trading on the last day of each calendar month but shall become payable on the last day of each calendar quarter (March 31, June 30, September 30 and December 31). The first Incentive Fee which may be due and owing to the Advisor in respect of any Trading Profits shall be computed as of the end of the first calendar quarter during which the Advisor managed the Trust's assets allocated to it for at least 60 days. Payment of the Management Fee shall be made within 10 business days following the end of the month to which they relate.
Management fees shall be deducted prior to the calculation of the quarterly Incentive Fees.

          "Net Assets" means the Fund's total assets less (i) total liabilities except any liability for organization and initial offering cost amortization, ongoing offering costs and administrative expenses and (ii) brokerage commissions at the annual rate of 1.25% (rather than the full 6.5% annual rate) of the Trust's month-end assets, to be determined on the basis of generally accepted accounting principles, consistently applied, except as set forth below. For purposes of this calculation:

          (a) Net Assets shall include any unrealized profit or loss on securities and open commodity positions and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

          (b) All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the clearing broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of the daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair value as determined by the Managing Owner. Interest, if any, shall accrue monthly.

          Trading Profits (for purposes of calculating the Advisor's Incentive Fee only) is defined as the sum of (A) the net of any profits and losses realized on all trades closed out during a period, (B) the net of any unrealized profits and losses on open positions as of the end of such period less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding period and (C) the cumulative trading loss since the most recent period for which an Incentive Fee was payable , minus (D) brokerage commissions at the annual rate of 1.25% (rather than the full 6.5% annual rate) of the Trust's month-end assets and the Advisor's Management Fee. Trading Profits shall not include any interest income attributed to the Trust's assets under the Advisor's management. Any trading losses from prior periods must be recouped before Trading Profits can again be generated. Trading Profits includes open trade equity which may, in fact, never be realized.

          If Trust assets allocated to the Advisor are reduced due to redemptions during a period where a cumulative trading loss exists, the amount of cumulative trading loss for the calculation of Trading Profits as of the date of redemption shall be reduced in the same proportion that the aggregate number of Units redeemed bears to the total number of Units outstanding immediately prior to such redemption. Similarly, if Trust assets allocated to the Advisor are reduced due to distributions or reallocations during a period where a cumulative loss exists, the amount of trading loss for the calculation of Trading Profits as of the end of that quarter shall be reduced in the same proportion that the amount of net reduction bears to the amount of assets immediately prior to such reduction. If Trust assets allocated to the Advisor are reduced by redemptions, distributions or reallocations at any month-end other than a calendar quarter end when Trading Profits exists, the Incentive Fee accrued on the Trading Profits attributable to the amount so reduced ("Withdrawn Profits") shall be paid to the Advisor within 10 business days after such reduction in assets and the Withdrawn Profits shall not be included in Trading Profits for the calculation of Incentive Fee payable to the Advisor at the end of that calendar quarter.

          In the event of the termination of this Agreement as of any date which shall not be the end of a calendar quarter or month, the quarterly Incentive Fee will be computed as if the effective date of termination were the last day of the then current quarter and paid to the Advisor and the monthly Management Fee shall be pro-rated to the effective date of termination.

          Incentive Fees shall be paid within 10 business days after the end of the quarter for which they are earned. For purposes of determining whether an Incentive Fee is payable by Units which are redeemed other than at quarter end, the dates of such redemptions shall be considered as if they were the last day of the quarter.

          If an Incentive Fee shall have been paid by the Trust to the Advisor in respect of any calendar quarter and the Advisor shall incur subsequent losses on the Trust's assets subject to its management, the Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of Trading Profits.

          6. TERMS AND TERMINATION. This Agreement shall commence on the date hereof, and unless sooner terminated, shall continue in effect until the close of business on the last day of the 12th full calendar month following the commencement of trading activities by the Trust. This Agreement shall automatically renew on the same terms as set forth herein for three additional 12-month terms unless the Managing Owner shall give to the Advisor written notice at least 45 days prior to the expiry of the then current 12-month period.


          This Agreement shall terminate automatically in the event that the Trust is terminated.

          This Agreement may be terminated by the Trust at any time, upon 60 days' prior written notice to the Advisor. In addition, this Agreement may be terminated at the election of the Trust at any time, upon written notice to the Advisor in the event that: (A) the Net Asset Value of Trust funds allocated to the Advisor's management decreases as of the close of trading on any business day by more than 30% from the sum of the Net Asset Value of the Trust's funds allocated to the Advisor on the date the Trust commenced trading plus the Net Asset Value of any funds which may be allocated to the Advisor thereafter (after adding back all redemptions, distributions and reallocations made to any additional trading advisors in respect of such assets); (B) the Advisor is unable, to any material extent, to use the Trading Programs, as the Trading Programs may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of the Trust; (C) the Advisor's registration as a commodity trading advisor under the CE Act, or membership as a commodity trading advisor with NFA is revoked, suspended, terminated or not renewed;
(D) the Managing Owner determines in good faith that the Advisor has failed to conform to (i) the Trust's trading policies or limitations, as they may be revised or modified, or (ii) a Trading Program; (E) there is an unauthorized assignment of this Agreement by the Advisor; (F) the Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of the Trading Programs utilized by the Trust or its business goodwill to any person or entity other than one controlled, directly or indirectly, by John W. Henry, in each instance without the consent of the Managing Owner; (G) the Advisor becomes bankrupt or insolvent; (H) John W. Henry ceases to be a principal of the Advisor; or (I) the Managing Owner determines in good faith that such termination is necessary for the protection of the Trust.

          In addition, the Advisor has the right to terminate this Agreement at any time, upon written notice to the Trust in the event (i) of the receipt by the Advisor of an opinion of independent counsel that solely by reason of the Advisor's activities with respect to the Trust, the Advisor is required to register as an investment adviser under the Investment Advisers Act of 1940;
(ii) that the registration of the Managing Owner as a commodity pool operator under the CE Act, or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (iii) that the Managing Owner elects (pursuant to Section 1 of this Agreement) to have the Advisor use a different trading program in the Advisor's management of Trust assets from that which the Advisor is then using to manage such assets and the Advisor objects to using such different trading program; (iv) that the Managing Owner overrides a trading instruction of the Advisor pursuant to Section 1 of this Agreement for reasons unrelated to a determination by the Managing Owner that the Advisor has violated the Trust's trading policies or limitations; (v) that the Managing Owner imposes additional trading limitation(s) pursuant to Section 1 of this Agreement which the Advisor does not agree to follow in the Advisor's management of its allocable share of Trust assets; (vi) there is an unauthorized assignment of this Agreement by the Managing Owner of the Trust; or (vii) other good cause is shown to which the written consent of the Managing Owner is obtained. The Advisor may also terminate this Agreement on 60 days written notice to the Managing Owner during any renewal term.

          In the event that this Agreement is terminated pursuant to this
Section 6, the Advisor shall be entitled to the Incentive Fee, if any, which shall be computed as if the effective date of termination was the last day of the then current calendar quarter. If this Agreement is terminated on a day other than the last day of a calendar month, the Management Fee described herein shall be determined as if such date were the end of a month and such fee shall be pro-rated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. The rights of the Advisor to fees earned through the date of expiration or termination shall survive this Agreement until satisfied.

          In the event that JWH ceases to be the Trust's sole trading advisor, the Managing Owner agrees that it shall cause the Trust to delete "JWH" from the name of the Trust.

          7. OTHER ACCOUNTS OF THE ADVISOR. The Advisor shall be free to manage and trade accounts for other investors (including other public and private commodity pools) during the term of this Agreement and to use the same or other information and the Trading Programs utilized in the performance of services for the Trust for such other accounts so long as the Advisor's ability to carry out its obligations and duties to the Trust pursuant to this Agreement is not materially impaired thereby. Furthermore, neither the Advisor nor any principal, shareholder, director, officer, employee or agent of the Advisor shall cause or permit the Advisor to engage in any business enterprise not presently engaged in which is unrelated to the giving of commodity advice or the operation of commodity pools if such other business might reasonably be expected to have a material adverse effect on the Advisor's ability to perform its obligations and duties to the Trust under this Agreement, unless it obtains the prior written consent from the Managing Owner, which consent shall not be unreasonably withheld. In addition, the Advisor, and its principals, shareholders, partners, directors, officers, employees and agents, as applicable, also will be permitted to trade in Commodity Interests for their own accounts so long as the Advisor's ability to carry out its obligations and duties to the Trust is not materially impaired thereby.

          So long as the Advisor is performing services for the Trust, it agrees that it will not accept additional capital for management in the Commodity Interests markets if doing so would have a reasonable likelihood of resulting in the Advisor having to modify materially the Trading Programs being used by the Advisor for the Trust in a manner which might reasonably be expected to have a material adverse effect on the Trust (without limiting the generality of the foregoing, it is understood that this paragraph shall not prohibit the acceptance of additional capital, which acceptance requires only routine adjustments to trading patterns in order to comply with speculative position limits or daily trading limits).

          The Advisor agrees that, in the Advisor's management of accounts other than the account of the Trust, the Advisor will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates (in whole or in part) over the Trust on an overall basis. The preceding sentence shall not be interpreted to preclude (i) the Advisor from charging another client fees which differ from the fees to be paid to the Advisor hereunder, or (ii) an adjustment by the Advisor in the implementation of any agreed upon trading program in accordance with the procedures set forth in
Section 1 hereof, which is undertaken by the Advisor in good faith in order to accommodate additional accounts or adjustments deemed, in good faith, by the Advisor to be appropriate to the management of a larger account. The Advisor, upon request, shall provide the Managing Owner with an explanation of the material differences, if any, in performance between the Trust and any other comparable account for which the Advisor or any of its principals or affiliates acts as a commodity trading advisor (in whole or in part).

          Upon the reasonable request of the Managing Owner, the Advisor shall provide the Managing Owner with such information as it reasonably may request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered during the term of this Agreement by the Advisor for other accounts (including accounts of the Advisor or its principals, shareholders, directors, officers, employees, and agents) managed by the Advisor, which the parties acknowledge to mean that the Managing Owner may inspect all records of the Advisor related to such other accounts during normal business hours upon its prior written request. The Advisor may, in its discretion, withhold from any such report or inspection the name of the client for whom any such account is maintained and, in any event, the Trust and the Managing Owner shall keep all such information obtained by it from the Advisor confidential.

          8. SPECULATIVE POSITION LIMITS. The Advisor agrees that if its trading recommendations are altered because of the potential application of speculative position limits, the Advisor will modify its trading instructions to the Trust and its other accounts in a good faith effort to achieve an equitable treatment of all accounts; the Advisor will liquidate Commodity Interests positions and/or limit the taking of new positions in all accounts it manages, including the Trust, as nearly as possible in proportion to the assets available for trading of the respective accounts to the extent necessary to comply with applicable speculative position limits. The Advisor presently believes and represents that its Trading Programs for the management of the Trust's account can be implemented for the benefit of the Trust notwithstanding the possibility that, from time to time, speculative position limits may become applicable.

          9. BROKERAGE CONFIRMATIONS AND REPORTS. The Managing Owner will instruct the Trust's commodity broker or brokers to furnish the Advisor with copies of all trade confirmations and monthly trading statements relating to the Trust's assets under the management of the Advisor. The Advisor will maintain records and will monitor all open positions relating thereto. The Managing Owner also will furnish the Advisor with a copy of all reports, including but not limited to, monthly, quarterly and annual reports, sent to Unitholders, the SEC, the CFTC and NFA.

          10. THE ADVISOR'S REPRESENTATIONS AND WARRANTIES. The Advisor represents and warrants that:

          (a) it has full capacity and authority to enter into this Agreement, and to provide the services required of it hereunder;

          (b) it will not, by entering into this Agreement and by acting as a commodity trading advisor to the Trust, (i) be required to take any action contrary to its incorporation or partnership document (as applicable), or any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which, in the case of (i) or (ii), would materially limit or materially adversely affect the performance of its duties under this Agreement;

          (c) it is duly registered as a commodity trading advisor under the CE Act and is a member of NFA as a commodity trading advisor, and it will maintain and renew such registration and membership during the term of this Agreement; and

          (d) it has provided the Trust with a copy of its most recent Disclosure Document as required by Part 4 of the CFTC's regulations, receipt of which is hereby acknowledged by the Trust and the Managing Owner.

          The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the Advisor promptly will notify the Trust in writing thereof.

          11. THE MANAGING OWNER'S REPRESENTATIONS AND WARRANTIES. The Managing Owner represents and warrants on behalf of the Trust and itself that:

          (a) it has the capacity and authority to enter into this Agreement;

          (b) it will not, by acting as managing owner of the Trust, (i) be required to take any action contrary to its incorporating documents or any applicable statute, law or regulation of any jurisdiction, or
     (ii) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it or the Trust is a party or by which it or the Trust is bound, which in the case of (i) or (ii), would limit or materially affect the performance of its or the Trust's duties under this Agreement; and

          (c) it is duly registered as a commodity pool operator under the CE Act and is a commodity pool operator member of NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

          The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the Managing Owner with respect to which such representation or warranty is no longer true promptly will notify the Advisor in writing.

          12. ACKNOWLEDGMENT. The parties acknowledge that the obligations of this Agreement are not binding against the Unitholders individually but are binding only upon the assets and property of the Trust and, in the event of any obligation or claim arising hereunder against the Trust, no resort shall be had to the Unitholder's personal property for the satisfaction of such obligation or claim.

          13. ASSIGNMENT. This Agreement may not be assigned by any party without the express prior written consent of the other parties.

          14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Units.

          15. AMENDMENT OR MODIFICATION. This Agreement may not be amended or modified except by the written consent of the parties. The Advisor shall receive a copy of all proposed and final amendments and modifications to this Agreement so long as it is an advisor to the Trust.

          16. NOTICES. Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally or by registered mail, postage prepaid, return receipt requested, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

          If to the Trust:

               JWH Global Portfolio Trust
               c/o CIS Investments, Inc.
               233 South Wacker Drive, Suite 2300
               Chicago, Illinois 60606
               Attention: L. Carlton Anderson

          If to CISI:

               CIS Investments, Inc.
               233 South Wacker Drive
               Suite 2300
               Chicago, Illinois 60606
               Attention: L. Carlton Anderson

          with a copy to:

               Linda Cutler, Esq.
               Cargill Incorporated
               Cargill Office Center
               15407 McGinty Road West
               Minnetonka, Minnesota 55391

          If to JWH:

               John W. Henry & Company, Inc.
               One Glendinning Place
               Westport, Connecticut 06880
               Attention: David M. Kozak, Esq.

          17. GOVERNING LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws thereof.

          18. SURVIVAL. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

          19. PROMOTIONAL MATERIAL. The Advisor agrees that prior to using any promotional literature in which reference to the Trust is made (other than a simple statement to the effect that the Advisor is the trading advisor to the Trust or solely in the context of the preparation of required performance tables and notes thereto and descriptions thereof), it shall furnish a copy of such information to the Managing Owner and will not make use of any literature containing references to the Trust to which the Managing Owner reasonably objects, except as otherwise required by law or regulation. The Trust and the Managing Owner shall make no use of any promotional or other literature referring to the Advisor without obtaining the prior written approval of the Advisor.

          20. NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

          21. HEADINGS. Heading to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

          22. COMPLETE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

          23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

          24. ACKNOWLEDGMENTS OF THE TRUST AND MANAGING OWNER. The Trust and the Managing Owner acknowledge that they have received the commodity trading advisor Disclosure Document of the Advisor. The Managing Owner further acknowledges that the Advisor uses different proprietary trading programs and that these different trading programs may achieve different trading results.

          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                   JWH GLOBAL PORTFOLIO TRUST
                                   By: CIS Investments, Inc.,
                                       Managing Owner

                                   By:
                                       --------------------------------
                                       L. Carlton Anderson
                                       Vice President

                                   CIS INVESTMENTS, INC.


                                   By:
                                       --------------------------------
                                       L. Carlton Anderson
                                       Vice President

                                   JOHN W. HENRY & COMPANY, INC.


                                   By:
                                       --------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------


AGREED TO AND ACKNOWLEDGED
AS TO SECTION 4:

CARGILL INVESTOR SERVICES, INC.


By:
   -------------------------------
      L. Carlton Anderson
      Vice President